Exhibit 21

                          SUBSIDIARIES OF REGISTRANT

Scotts Grass Co., an Ohio corporation Scotts Sod Co., an Ohio corporation Scotts Energy Co., an Ohio corporation Scotts Pesticide Co., an Ohio corporation Scotts Green Lawns Co., an Ohio corporation Scotts Plant Co., an Ohio corporation Scotts Tree Co., an Ohio corporation Scotts Service Co., an Ohio corporation Scotts Products Co., an Ohio corporation Scotts Fertilizer Co., an Ohio corporation Scotts Park Co., an Ohio corporation Scotts ProTurf Co., an Ohio corporation Scotts Control Co., an Ohio corporation

Scotts Professional Products Co., an Ohio corporation Scotts Turf Co., an Ohio corporation Scotts Best Lawns Co., an Ohio corporation Scotts Weed Control Co., an Ohio corporation Scotts Golf Co., an Ohio corporation Scotts Garden Co., an Ohio corporation Scotts Design Co., an Ohio corporation Scotts Tech Rep Co., an Ohio corporation Scotts Broad Leaf Co., an Ohio corporation Scotts Insecticide Co., an Ohio corporation Scotts Spreader Co., an Ohio corporation Scotts Improvement Co., an Ohio corporation

***Hyponex Corporation, a Delaware corporation

***Old Fort Financial Corp., a Delaware corporation

***OMS Investments, Inc., a Delaware corporation

***#O.M. Scott & Sons, Ltd. (United Kingdom)

***Republic Tool & Manufacturing Corp., a Delaware corporation

***Scotts-Sierra Horticultural Products Company, a California corporation

           Scotts-Sierra Crop Protection Company, a California corporation ** Sierra-Sunpol Resins, Inc., a California corporation

      ***# Scotts Europe, B.V. (Netherlands)
      ***# Scotts France, SARL (France)
      ***# Sierra United Kingdom, Ltd. (United Kingdom)
      ***# Scotts Belguim, B.V.B.A. (Belgium)

      ***# Scotts Deutschland Gartenbauprodutke GMBH (Germany)
      ***# Scotts Hispania, S.A. (Spain)
      ***# Scotts Australia PTY. (Australia)
      ***  Scotts-Sierra Investment, Inc., a Delaware corporation

***Scotts' Miracle-Gro Products, Inc., an Ohio corporation

      *** Miracle-Gro Lawn Products, Inc., a Delaware corporation *** Miracle-Gro Products Limited, a New York corporation

***O.M. Scott International Investments Limited (United Kingdom)

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#    Foreign
**   Not wholly-owned
***  Material